MidWestOne Financial Group, Inc. Announces Third Quarter 2024 Earnings Conference Call

IOWA CITY, IOWA – OCTOBER 11, 2024 – MidWestOne Financial Group, Inc. (Nasdaq: MOFG) (“MidWestOne” or the “Company”), parent company of MidWestOne Bank, today announced that its third quarter 2024 financial results will be released after market closes on Thursday, October 24, 2024. The Company will host a conference call to discuss its financial results at 11:00 a.m. Central Time on Friday, October 25, 2024.

Investors and analysts interested in participating in the call may pre-register utilizing the following link: https://www.netroadshow.com/events/login?show=e1a9f566&confId=71942. After pre-registering for this event, you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 (callers located in Canada please dial 1-833-950-0062) approximately 15 minutes prior to the start of the call and providing the access code 019041. A live audio webcast of the conference call can be accessed through the Investor Relations section of the Company’s website at https://www.midwestonefinancial.com.

A replay of the conference call will be available within four hours of the conclusion of the call and can be accessed both online and by dialing 1-866-813-9403 within the United States and Canada (all other international callers please dial 1-929-458-6194). The pin to access the telephone replay is 718549. The replay will be available until January 23, 2025.

About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800